UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 19, 2019

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	BCEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 4.01      Changes in Registrant’s Certifying Accountant.

On June 19, 2019, the Audit Committee (the “Audit Committee”) of the Board of Directors of Bonanza Creek Energy, Inc. (the “Company”), approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the new independent registered public accounting firm to perform independent audit services for the Company for the fiscal year ending December 31, 2019, effective immediately. The appointment of Deloitte was the result of a competitive request for proposal process undertaken by the Audit Committee. Please see the Audit Committee’s Report in our Notice of Annual Meeting of Stockholders and Proxy Statement, which was filed with the Securities and Exchange Commission on April 24, 2019, for information regarding consideration of this decision. Also on June 19, 2019, the Audit Committee chose to terminate the Company’s employment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm, which was then serving in such capacity, and notified Grant Thornton that it would be dismissed as the independent registered public accounting firm of the Company, effective immediately.

Grant Thornton’s audit report on the Company’s consolidated financial statements for the fiscal years ended December 31, 2018 and December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2018 and December 31, 2017 and through the subsequent interim period ending June 19, 2019, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton would have caused Grant Thornton to make reference to the subject matter thereof in connection with its reports on the consolidated financial statements of the Company for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Grant Thornton with a copy of this Form 8-K and requested that Grant Thornton provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Grant Thornton agrees with the above disclosures. A copy of Grant Thornton’s letter, dated June 25, 2019, is attached as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended December 31, 2018 and December 31, 2017 and through the subsequent interim period as of June 19, 2019, neither the Company, nor any party on behalf of the Company, consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Deloitte that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01      Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission, dated June 25, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Dated: June 25, 2019	By:	/s/ Cyrus D. Marter IV
	Name:	Cyrus D. Marter IV
	Title:	Executive Vice President, General Counsel and Secretary